ASSIGNMENT OF AGREEMENT OF SALE

         This Assignment of Contract (the "Assignment") is made as of 1st day of June, 1998, by and between Community Acquisition Joint Venture ("CAJV") and Asset Investors Operating Partnership, L.P. ("AIOP").

                               W I T N E S S E T H

         WHEREAS, CAJV and Parkbridge Capital Group, Inc. ("PCG") entered into a certain Conditional Assignment of Contract dated as of April 17, 1998, which Conditional Assignment of Contract, as amended is referred to herein as the "Agreement"; and

         WHEREAS, pursuant to the Agreement PCG assigned its rights to purchase Brentwood West Mobile Home Park to CAJV; and

         WHEREAS, CAJV desires to assign all of its interest in the Agreement to AIOP; and

         WHEREAS,   BRJV  and  AIOP   desire   to   memorialize   their   mutual
understandings pursuant to the terms and conditions contained herein.

         NOW THEREFORE, in and for the consideration of the sum of Ten Dollars ($10.00) herein paid by AIOP to CAJV, the receipt of which is hereby acknowledged by CAJV and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by CAJV, CAJV and AIOP hereby agree as follows:

         1.  Recitals.   The  above  recitals  are  true  and  correct  and  are
incorporated herein by reference.

         2. Assignment. CAJV hereby grants, assigns, sells, transfers and sets over to AIOP all of its interest in the Agreement, together with all of CAJV's rights, privileges, duties and obligations set forth in the Agreement. AIOP accepts this assignment and assumes all of the obligations of CAJV set forth in the Agreement.

         3. Additional Information. In addition to this assignment, CAJV does grant, buy, sell, assign, transfer and set over unto AIOP all of its interest in any and all other documents that it may have procured subsequent to the execution of the Agreement with respect to the Property described therein, including, without limitation, surveys, title insurance, title searches or commitments, environmental studies, structural studies, applications, permits, and contracts with respect to the Property.

         4. Governing Law. This Agreement shall be governed by the laws of the state of Arizona and shall inure to the benefit of and be binding upon the parties hereto with respect to the successors and assigns and shall be enforced only in a court of competent jurisdiction in Maricopa County, Arizona.


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         5. Severance. The invalidity or unenforceability of any portion of this
Assignment shall in no way effect the remaining portions hereof.

         6. Binding Effect. This Assignment shall bind the successors, heirs and assigns of the parties hereto.

         7. Captions. The paragraph captions used throughout this Assignment are for the purpose of reference only and not to be considered in the construction of this Assignment or any interpretation of the rights or obligations of the parties hereto.

         8. Entire Agreement. It is agreed that this document contains the entire agreement between the parties and this Assignment shall not be modified in any respect except by an amendment in writing signed by the parties hereto.

         9. Counterpart Execution. This Assignment may be executed in several counterparts and by facsimile, each of which shall be fully effective as an original and all of which shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have hereunto set their respective hands and seals as of the day and year first written above.

                                    COMMUNITY ACQUISITION JOINT VENTURE

                                    BY:  COMMUNITY ACQUISITION AND
                                    DEVELOPMENT CORPORATION, a Delaware
                                    corporation

                                    By:_____________________________________
                                       Thomas P. McLaughlin, Jr., Vice President
                                       Execution Date:    June 1, 1998


                                   ASSET INVESTORS OPERATING PARTNERSHIP,
                                   L.P., a Delaware limited partnership

                                   By:  ASSET INVESTORS CORPORATION, a
                                   Maryland corporation

                                   By:______________________________________
                                       David Becker, ______________
                                       Execution Date:     June 1, 1998

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